EXHIBIT 10.3

UNICO AMERICAN CORPORATION

INTERIM EMPLOYMENT AGREEMENT

This Interim Employment Agreement (the “Agreement”) is entered into this 10th day of August, 2020 (the “Effective Date”), by and between Unico American Corporation, a Nevada corporation (the “Company”) and Ronald Closser (“Executive” and, together with the Company, the “Parties”).

WHEREAS, the Company desires to retain the services of Executive by engaging Executive to serve as the Company’s interim Chief Executive Officer and President under the terms hereof; and

WHEREAS, Executive desires to provide services to the Company on the terms hereof.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, including the respective covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.                  Employment.

(a)               General. The Company shall employ Executive upon the terms and conditions provided herein effective as of the Effective Date.

(b)               Position and Duties. Effective on the Effective Date, Executive shall serve as the Company’s Interim Chief Executive Officer and President (the “ICEO”), with responsibilities, duties, and authority usual and customary for a Chief Executive Officer and President. During Executive’s employment with the Company, Executive shall report directly to the Board of Directors of the Company (the “Board”) and agrees promptly and faithfully to comply with all present and future policies, requirements, rules and regulations, and reasonable directions and requests, of the Company in connection with the Company’s business. Executive will at all times perform all of the duties and obligations required by Executive under this Agreement in a loyal and conscientious manner and to the best of Executive’s ability and experience.

(c)                Performance of Executive’s Duties. During the Term of Employment (as defined below) except for periods of illness, Disability, or excused leaves of absence, Executive shall devote Executive’s full time and attention to the business and affairs of the Company pursuant to the direction of the Board; provided that nothing herein shall preclude Executive from, subject to prior written consent of the Board: (i) engaging in additional activities in connection with personal investments and community affairs including service on non-profit boards of directors; (ii) serving as a member of the board of directors for for-profit organizations that are not competitors of the Company; and (iii) serving as an advisor, or as a member of an advisory board of organizations that are not competitors of the Company; provided such activities do not individually or in the aggregate interfere with the performance of Executive’s duties under this Agreement, violate the Company’s standards of conduct then in effect or raise a conflict under the Company’s conflict of interest policies.

(d)               Board Membership. Executive is currently a member of the Board and shall continue to serve in that capacity during the term of this Agreement, unless Executive is otherwise removed by the stockholders of the Company in accordance with applicable law and the Company’s charter and bylaws or Executive resigns from membership on the Board.

2.                  Term. It is understood by Executive that the Company has or will as soon as reasonably practicable engage in an executive search process to identify an individual who will serve as the Company’s Chief Executive Officer and will replace Executive. Accordingly, the period of Executive’s employment under this Agreement shall commence on the Effective Date and shall continue on a month-to-month basis until Executive’s employment with the Company is terminated by the Board with 30 days advance written notice, which shall be at the Board’s sole discretion at any time and whether or not a Chief Executive Officer is identified. Notwithstanding the foregoing, Executive has committed to serve as the Company’s ICEO for a period of not less than six (6) months after the Effective Date if so requested by the Company. Any termination of employment by Executive shall require Executive to provide the Company with 30 days advance written notice. The phrase “Term of Employment” as used in this Agreement shall refer to the entire period of employment of Executive by the Company as an employee, but does not refer to any additional period of time Executive serves as a member of the Board.

3.                  Transitional Consulting Agreement. In the event the Company identifies a Chief Executive Officer for the Company and Executive’s employment hereunder is terminated, Executive agrees, at the request of the Company, to enter into a mutually acceptable consulting arrangement for a to-be-agreed-upon period of time to facilitate the transition of Executive’s role to the new Chief Executive Officer of the Company.

4.                  Compensation and Related Matters. During the Term of Employment, Executive shall be entitled to the following:

(a)               Monthly Salary. Executive shall receive a monthly salary of $50,000.00 (the “Monthly Salary”) (with such amount being prorated for any portion of a month during the Term of Employment), subject to withholdings and deductions, which shall be paid to Executive in accordance with the customary payroll practices and procedures of the Company.

(b)               Benefits. Executive shall be entitled to participate in such employee and executive benefit plans and programs as the Company may offer from time to time to provide to its executives, subject to the terms and conditions of such plans. Notwithstanding the foregoing, nothing herein shall require the Company to institute or continue any particular, plan, or benefits.

(c)                Business Expenses. The Company shall reimburse Executive for all reasonable, documented, out-of-pocket travel and other business expenses incurred by Executive in the performance of Executive’s duties to the Company in accordance with the Company’s applicable expense reimbursement policies and procedures as are in effect from time to time.

(d)               Vacation. As the employment of Executive under this Agreement is for a short term basis, Executive will not be entitled to paid vacation during the Term of Employment.

(e)                Equity Awards. Executive shall not be entitled to nor shall be granted any equity awards in connection with Executive’s employment hereunder. The Monthly Salary shall be Executive’s sole compensation under the terms of this Agreement.

5.                  Termination.

(a)               At-Will Employment. The Company and Executive acknowledge that Executive’s employment shall be at-will, as defined under applicable law. This means that it is not for any specified period of time and can be terminated by Executive or by the Company at any time, with advance written notice as set forth above, and for any or no particular reason or cause. This “at-will” nature of Executive’s employment shall remain unchanged during Executive’s tenure as an employee and may not be changed, except in an express writing signed by Executive and the Board. If Executive’s employment terminates for any lawful reason, Executive shall not be entitled to any payments, benefits, equity awards or other compensation other than any compensation that may have been earned as expressly set forth herein prior to the date of any such termination.

6.                  Withholding. The Company shall be entitled to withhold from any amounts payable under this Agreement any federal, state, local, or foreign withholding or other taxes or charges or amounts which the Company is required or entitled to withhold. The Company shall be entitled to rely on an opinion of counsel if any questions as to the amount or requirement of withholding shall arise.

7.                  Miscellaneous Provisions.

(a)               Assignment and Successors. The Company may assign its rights and obligations under this Agreement to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise). This Agreement shall be binding upon and inure to the benefit of the Company, Executive, and their respective successors, assigns, personnel, and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable. None of Executive’s rights or obligations may be assigned or transferred by Executive, other than Executive’s rights to payments hereunder, which may be transferred only by will, operation of law, or as otherwise provided herein.

(b)               Governing Law. This Agreement shall be governed, construed, interpreted, and enforced in accordance with its express terms, and otherwise in accordance with the substantive laws of the State of California, without giving effect to any principles of conflicts of law, whether of the State of California or any other jurisdiction, and where applicable, the laws of the United States, that would result in the application of the laws of any other jurisdiction.

(c)                Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

(d)               Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing signed by Executive and a duly authorized representative of the Company. By an instrument in writing similarly executed, Executive or a duly authorized officer of the Company, as applicable, may waive compliance by the other Party with any specifically identified provision of this Agreement that such other Party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity.

(e)                Enforcement. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

(f)                Entire Agreement. The terms of this Agreement are intended by the Parties to be the final expression of their agreement with respect to the employment of Executive by the Company and supersede all prior understandings and agreements, whether written or oral, regarding Executive’s employment with the Company. The Parties further intend that this Agreement shall constitute the complete and exclusive statement of their terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement.

(g)               Employee Acknowledgement. Executive acknowledges that Executive has read and understands this Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promises made by the Company other than those contained in writing herein, and has entered into this Agreement freely based on Executive’s own judgment.

(h)               Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement. Signatures delivered by facsimile shall be deemed effective for all purposes.

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date and year first above written.

UNICO AMERICAN CORPORATION

By: /s/ Gerard J. Altonji

Name: Gerard J. Altonji

Title: Independent Director

EXECUTIVE

By: /s/ Ronald Closser

Name: Ronald Closser

Address:

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